Ex. 10.1

PROPOSAL FOR SERVICES
proposal ref No:	P[***]
Project Name:	Miami Dolphins – Altitude Chamber
Client:	Miami Dolphins Ltd.
CONTACT PERSON:	[****]
Client Address:	7500 S. W. 30th Street Davie, FL 33314 [***]
CLIENT has requested a Proposal from Altitude International Inc. (hereinafter “ALTD”) to perform the following Services:
Scope of Services

The ALTD scope will be to manufacture, install and test/commission an Altitude International Altitude Chamber at the Miami Dolphins Strength and Conditioning Facility in Davie, FL. Please see Attachment 1 for additional details.

Compensation
Compensation by Client to ALTD shall be USD $[****]. Please see Attachment 2 for additional details.
Schedule
From the date of Project Award and receipt of the Advance Payment to final testing and commissioning, we anticipate a period of 12 weeks. Please see Attachment 3 for additional details.
Other Terms
Please see Attachment 4 – Warranty and Maintenance/Service Schedule attached. Rider

Services covered by this AGREEMENT will be performed in accordance with the attached Provisions, Schedules and Plans. This AGREEMENT supersedes all prior agreements and understandings and cannot be superseded.

CLIENT:		ALTD INC.:
Signature	/s/ Brandon Shore	Signature	/s/ Joseph B. Frost
Name (printed)	Brandon Shore	Name (printed)	JOSEPH B. FROST
Title	V.P. Football Admin	Title	Chief Operating Officer
Date	23 March 2019	Date	21 March 2019

PROVISIONS (as applicable)

1.     Authorization to Proceed

Execution of this AGREEMENT by CLIENT will be authorization for Altitude International (hereinafter ALTD) to proceed with the Services, unless otherwise provided for in this AGREEMENT.

2.	Salary Costs-N/A

ALTD and its affiliated companies’ Salary Costs, when the basis of compensation, are the amount of wages or salaries paid ALTD employees for work directly performed on the Project plus a percentage applied to all such wages or salaries to cover all payroll-related taxes, payments, premiums, and benefits.

3.	Per Diem Rates-N/A

ALTD's and its affiliated companies’ Per Diem Rates, when the basis of compensation, are those hourly or daily rates charged for work performed on the Project by ALTD employees. These rates are contained in the COMPENSATION section on Page 1 and are subject to a 4% annual calendar year escalation/adjustment.

4.	Subcontracts and Direct Expenses -N/A

When Services are performed on a cost reimbursement basis, a markup of [****] percent will be applied to subcontracts and outside services and a markup of [****] percent will be applied to Direct Expenses. For purposes of this AGREEMENT, Direct Expenses are defined to include those necessary costs and charges incurred for the Project including, but not limited to: (1) the direct costs of transportation, meals, lodging, shipping, equipment and supplies; (2) ALTD's current standard rate charges for direct use of ALTD's vehicles, laboratory test and analysis, and certain field equipment; and (3) ALTD’s standard project charges for computing systems, and health and safety requirements as required by local and federal guidelines.

All sales, use, value added, business transfer, gross receipts, or other similar taxes will be added to ALTD’s compensation when invoicing CLIENT.

5.	Cost Opinions

Any cost opinions or Project economic evaluations provided by ALTD will be on a basis of experience and judgment, but, since ALTD has no control over market conditions or bidding procedures, ALTD cannot warrant that bids, ultimate construction cost, or Project economics will not vary from these opinions.

6.	Standard of Care

The standard of care applicable to ALTD's services will be the degree of skill and diligence normally employed by professional engineers or consultants performing the same or similar services at the time ALTD's services are performed. ALTD will re-perform any services not meeting this standard without additional compensation.

7.     Termination

Subject to the terms of Section 22 hereof, this AGREEMENT may be terminated for convenience on 30 days written notice by either Party or if either party fails substantially to perform through no fault of the other and does not commence correction of such nonperformance within 5 days of written notice and diligently complete the correction thereafter. On termination, ALTD will be paid for all authorized work performed up to the termination date plus termination expenses, such as, but not limited to, cost of equipment purchased, reassignment of personnel, subcontract termination costs, and related closeout costs.

8.     Payment to ALTD

When monthly invoices are issued by ALTD for Services performed under this AGREEMENT, CLIENT shall pay each invoice within 30 days. Interest at a rate of 1-1/2 percent per month will be charged on all past-due amounts.

        In the event of a disputed billing, only that disputed portion may be withheld from payment, and the undisputed portion will be paid. CLIENT will exercise reasonableness in disputing any bill or portion thereof. No interest will accrue on any disputed portion of the billing until mutually resolved.

9.	Limitation of Liability

EXCEPT FOR THE INDEMNIFICATION PROVIDED IN SECTION 17 HEREOF, ALTD'S MAXIMUM LIABILITY FOR ANY ACTION ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION AND WHETHER IN TORT OR CONTRACT, SHALL BE LIMITED TO THE AMOUNT OF SERVICES FEES PAID BY CLIENT FOR THE SERVICES FROM WHICH THE CLAIM AROSE. IN NO EVENT SHALL ALTD BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE TO THE ALLOCATION OF RISK SET FORTH HEREIN. This Provision takes precedence over any conflicting Provision of this AGREEMENT or any document incorporated into it or referenced by it. In no event shall ALTD, its affiliated companies, officers, employees, or any of its subcontractors be liable for any incidental, indirect, special, punitive, economic or consequential damages, including but not limited to loss of revenue or profits, suffered or incurred by CLIENT or any of its agents, including other contractors engaged at the project site, as a result of this Agreement or ALTD’s performance or non-performance of services pursuant to this Agreement. Limitations of liability provided herein will apply whether ALTD's liability arises under breach of contract or warranty; tort, including negligence; strict liability; statutory liability; or any other cause of action, and shall include ALTD's officers, affiliated corporations, employees, and subcontractors.

10.     Severability and Survival

If any of the provisions contained in this AGREEMENT are held illegal, invalid or unenforceable, the other provisions shall remain in full effect. Limitations of liability shall survive termination of this AGREEMENT for any cause.

11.     No Third Party Beneficiaries

This AGREEMENT gives no rights or benefits to anyone other than CLIENT and ALTD and has no third party beneficiaries except as provided in Provision 10.

12.     Materials and Samples

Any items, substances, materials, or samples removed from the Project site for testing, analysis, or other evaluation will be returned to the Project site unless agreed to otherwise. CLIENT recognizes and agrees that ALTD is acting as a bailee and at no time assumes title to said items, substances, materials, or samples. CLIENT recognizes that ALTD assumes no risk and/or liability for a waste or hazardous waste site originated by other than ALTD.

13.     Assignments

Neither party shall have the power to or will assign any of the duties or rights or any claim arising out of or related to this AGREEMENT, whether arising in tort, contract or otherwise, without the written consent of the other party. Any unauthorized assignment is void and unenforceable.

14.     Integration

This AGREEMENT incorporates all previous communications and negotiations and constitutes the entire agreement of the parties. If CLIENT issues a Purchase Order in conjunction with performance of the Services, general or standard terms and conditions on the Purchase Order do not apply to this AGREEMENT.

15.     Force Majeure

If performance of the Services is affected by causes beyond ALTD’s reasonable control, project schedule and compensation shall be equitably adjusted. Except for Client's obligation to pay ALTD, neither party shall be liable for any failure to perform its obligations under this Agreement or any Statement of Work if prevented from doing so by a cause or causes beyond its control, including without limitation, acts of God or public enemy, failure of suppliers to perform, fire, floods, storms, earthquakes, riots, strikes, war, and restraints of government.

16. Confidential Information

16.1 DEFINITION. The term "CONFIDENTIAL INFORMATION" shall mean: (i) any and all information which is disclosed by either party ("OWNER") to the other ("RECIPIENT") verbally, electronically, visually, or in a written or other tangible form which is either identified or should be reasonably understood to be confidential or proprietary; and (ii) the terms, including without limitation, the pricing, of this Agreement and any proposals or other documents that preceded this Agreement. Confidential Information may include, but not be limited to, trade secrets, computer programs, software, documentation, formulas, data, inventions, techniques, marketing plans, strategies, forecasts, client lists, employee information, financial information, confidential information concerning Owner's business or organization, as Owner has conducted it or as Owner may conduct it in the future. In addition, Confidential Information may include information concerning any of Owner's past, current, or possible future products or methods, including information about Owner's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling, leasing, and/or software (including third party software).

16.2 TREATMENT OF CONFIDENTIAL INFORMATION. Owner's Confidential Information shall be treated as strictly confidential by Recipient and shall not be disclosed by Recipient to any third party except to those third parties operating under non-disclosure provisions no less restrictive than in this Section 16 and who have a justified business "need to know". Client shall protect the deliverables resulting from Services with the same degree of care. This Agreement imposes no obligation upon the Parties with respect to Confidential Information which either party can establish by legally sufficient evidence: (a) was in the possession of, or was rightfully known by the Recipient without an obligation to maintain its confidentiality prior to receipt from Owner; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by Recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by Recipient without the participation of individuals who have had access to the Confidential Information; or (e) is required to be disclosed by court order or applicable law, provided notice is promptly given to the Owner and provided further that diligent efforts are undertaken to limit disclosure.

16.3 RIGHTS & DUTIES. The Recipient shall not obtain, by virtue of this Agreement, any rights, title, or interest in any Confidential Information of the Owner. Within fifteen (15) days after termination of this Agreement, each party shall certify in writing to the other that all copies of Confidential Information in any form, including partial copies, have been destroyed, returned, or used solely as the Owner so directs.

16.4 SURVIVABILITY. The terms of this Section 16 shall survive termination of this Agreement. If the Parties have executed a separate agreement that contains confidentiality terms prior to or contemporaneously with this Agreement, those separate confidentiality terms shall remain in full force to the extent they do not conflict.

17. Indemnity

17.1 INDEMNITY. Each party ("INDEMNIFYING PARTY") shall indemnify and hold the other party ("INDEMNIFIED PARTY") harmless against any third party claim, including costs and reasonable attorney's fees, in which the Indemnified Party is named as a result of the grossly negligent or intentional acts or failure to act by the Indemnifying Party, its employees or agents, while performing its obligations hereunder, which result in death, personal injury, or tangible property damage. This indemnification obligation is contingent upon the Indemnified Party providing the Indemnifying Party with prompt written notice of such claim, information, all reasonable assistance in the defense of such action, and sole authority to defend or settle such claim.

17.2 SURVIVAL. The terms of this Section 17 shall survive termination of this Agreement.

18. Warranties and Representations

Each party warrants that it has the right and power to enter into this Agreement and an authorized representative has executed this Agreement. ALTD warrants that the Services will be performed in a professional and workmanlike manner in accordance with recognized industry standards. To the extent Services provided by ALTD are advisory, no specific result is assured or guaranteed. ALTD EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY (BY ANY TERRITORY OR JURISDICTION) TO THE EXTENT PERMITTED BY LAW, AND FURTHER ALTD EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY TO THE EXTENT PERMITTED BY LAW.

19. Rights to Work Product

Any expression or result of ALTD's Services, or the work, findings, analyses, conclusions, opinions, recommendations, ideas, techniques, know-how, designs, programs, tools, applications, interfaces, enhancements, software, and other technical information (collectively "WORK PRODUCT") created by ALTD in the course of performing the Services hereunder are the property of ALTD and are licensed to Client, without further license fees, provided, however, to the extent such Work Product provided to Client by ALTD contains Client's Confidential Information, Client shall retain title to such Confidential Information. Client shall have no right to sublicense, transfer, assign, convey or permit any third party to use or copy any Work Product.

20. Independent Contractor Status

ALTD performs this Agreement as an independent contractor, not as an employee of Client. Nothing in this Agreement is intended to construe the existence of a partnership, joint venture, or agency relationship between Client and ALTD.

21. Notice

All notices or other communications referenced under this Agreement shall be made in writing and sent to the address designated above, designated in a specific Statement of Work, or designated from time to time in writing by the Parties. All notices shall be deemed given to the other party if delivered receipt confirmed using one of the following methods: registered or certified first class mail, postage prepaid; recognized courier delivery; or electronic mail.

22. Termination of Professional Services

Unless otherwise agreed to, either party may terminate this Agreement or any Statement of Work at any time by giving the other party written notice of termination. If this Agreement or a Statement of Work is terminated by the Client, Client shall pay ALTD for all work performed and for all expenses incurred prior to the effective date of termination. Client shall also pay a termination fee equal to 25% of the total amount contracted for the professional service under the applicable Statement of Work. If Client provides less than six (6) business days advance notice of a Statement of Work termination for which professional services have been scheduled, the termination fee payable as set forth above shall be equal to 100% of the scheduled service as set forth in the Statement of Work.

23. Postponement of Professional Services

No penalty will be assessed if Client postpones a scheduled professional service at least 20 business days or more before the start of the scheduled professional service. If Client postpones a scheduled professional service at least six (6) but less than twenty (20) business days before the start of the scheduled professional service, a penalty of 25% of the amount of the scheduled professional service may be assessed. If Client postpones a scheduled professional service less than six (6) business days before the start of the scheduled professional service, a penalty up to 100% of the scheduled service may be assessed.

24. Waiver

No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option, or requiring performance shall be binding or construed as a waiver unless agreed to in writing by both parties.

25. General

This Agreement shall be governed by the laws of the United States of America as applicable in the State of Florida. Except as otherwise specifically stated herein, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy. If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless remain in full force and effect. This Agreement and the Statement(s) of Work constitute the entire understanding between the Parties with respect to the subject matter herein and may only be amended or modified by a writing signed by a duly authorized representative of each party. This Agreement may be executed by facsimile. This Agreement replaces and supersedes any prior verbal or written understandings, communications, and representations between the Parties regarding the subject matter contained herein. No purchase order or other ordering document that purports to modify or supplement the printed text of this Agreement or any Exhibit shall add to or vary the terms of this Agreement or Exhibit. All such proposed variations, edits, or additions (whether submitted by ALTD or Client) to this Agreement or to a Statement of Work, are objected to and deemed material unless otherwise mutually agreed to in writing.

26.     Dispute Resolution and Governing Laws

The parties will use their best efforts to resolve amicably any dispute, including use of alternative dispute resolution options.

This Agreement shall be governed by and construed in accordance with the laws and regulations of the United States of America as applied in the State of Florida.

All disputes shall be submitted to the exclusive jurisdiction of the courts of Palm Beach County, Florida.

27.     Changes

CLIENT may make or approve changes within the general Scope of Services in this AGREEMENT. If such changes affect ALTD’s cost of or time required for performance of the services, an equitable adjustment will be made through an amendment to this AGREEMENT.

ATTACHMENT 1 - Scope of Services

Altitude International Altitude Chamber -

Miami Dolphins Training Facility – Davie, FL

PROJECT DESCRIPTION

The Miami Dolphins Strength and Conditioning Facility is located in Davie, FL. The Team desires to add an altitude chamber to augment the capability of the facility and further their commitment to excellence in training and player rehabilitation fitness. This new facility will include an approximately [****] square foot simulated altitude room (hereinafter the “chamber”) within the existing “Sweat Box” area outside the building. The chamber will be developed using a stand-alone chamber design utilizing an aluminum frame with glass and acrylic panels as depicted on the attached Drawing 1. The Altitude International (ALTD) scope will be to manufacture, install, test and commission an Altitude Chamber as noted in further detail below.

General Performance Specifications:

●	Nominal chamber volume: [****]
●	Simulated Altitude Capability: [****] feet

Project Notes:

●	Project area located outside the existing building in an awning covered area.
●	Project area is approximately [****] consisting of a single room (see attached Drawing 1)
●

Chamber area will require the erection of a four sided aluminum framed glass & acrylic panel wall system and door structure and a ceiling structure of similar materials. Chamber ceiling height will be governed by existing building facilities (lighting, etc.)

●	A stand-alone recirculating air conditioning system will be installed by the CLIENT.

Protect Inclusions – The following items are included in the development of the Project.

1.	Erection of a four wall and ceiling glass and acrylic panel systems. System to include one double door entry.
2.	Installation of an Air Separation Unit (ASU) and Sensor Array
3.	Installation of a Human Machine Interface (HMI) Controller with Pre-Sets
4.	Installation of an air compressor for the altitude system
5.	Electrical hook-up for Chamber systems (see Owner Supplied Notes)
6.	Installation of a stand-alone A/C system to cool the chamber (see Owner Supplied Notes)
7.	Operational Training

MAJOR EQUIPMENT DESCRIPTION TO BE SUPPLIED & INSTALLED BY ALTD

Qty./ Unit	Description
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Primary Power Consumption (kW):

Air Compressor/Dryer (3phase)	11
Air Conditioner System	TBD (by Owner)

Foot Prints for Major Equipment (approximate in feet):

ASU Control Panel (L x H x D) – wall mounted	4 x 3 x 1
Air Compressor/Dryer (L x W x H) – floor mounted	5 x 2 x 5

CUSTOMER SUPPLIED ITEMS OR SERVICES

Utilities Required

●	Main Power: Separate main power supplies and disconnects – [***]
●	Minor Power: 110VAC single phase power oulets will be used for ASU/Control Panel power located next to the location of the ASU cabinet.
●	Grounding: Grounding for supplied equipment.
●	Drainage for AHU and air compressor condensate.

Site and Site Support

●	Facility support as required to locate lighting and other existing resources.
●	Plinth or paver foundation for air compressor
●	Site should be clear and leveled. On-site equipment placement support by Client.
●	Area for compressors and support equipment shall be made ready to accept all equipment. Location shall be covered from direct sunlight and weather
●	Purchase and isntallation of a suitable mini-split DX type air conditioning system
●	Electrical designation of the site should be non-hazardous. .
●	Site shall be available to ALTD authorized representatives and subcontractor personnel.
●	The use of Union labor will not be required.
●	Project permitting and fees if required.

Drainage Requirements

The compressor system includes an oil/water separator, which removes moisture from the air stream. This condensate water is contaminated with a small amount of oil carry over from the oil-lubricated compressors, which is fed to an oil/water separator (supplied) where this contamination is removed. The AHU evaporator also requires drainage of condensate. The resulting water needs to be fed to a Client supplied drainage system.

Site Access

Client shall give ALTD uninterupted access to the site for System installation. Installation may include hours other than normal operation times for the Client.

Installation

Client shall permit Altitude International staff, subcontractors or designates full rights for installation.

Drawing 1

[****]

ATTACHMENT 2 - Compensation and Conditions of Payment

Altitude International Altitude Chamber -

Miami Dolphins Training Facility – Davie, FL

COMPENSATION

The total proposal price for the scope of services as per Attachment 1, Manufacture, Installation, Testing and Commissioning of an Altitude International Altitude Chamber is :

USD[****].

CONDITIONS OF PAYMENT

Compensation shall be paid by CLIENT to Altitude International Inc. as noted below:

1.      ADVANCE PAYMENT

Advance payment of[****]of the total PROPOSAL PRICE [****] shall be paid by the CLIENT by wire transfer to an ALTD designated bank account no later than [***] days after signature of the AGREEMENT by CLIENT and ALTD. Such advance payment shall be made against an ALTD invoice for the advance payment, which shall be submitted to the CLIENT within 24 hours after receipt of the executed AGREEMENT.

2.      PAYMENT PRIOR TO THE SHIPMENT OF ALTD SYSTEM

[****] of the total PROPOSAL PRICE [****] shall be paid by the CLIENT by wire transfer to ALTD prior to the shipment of equipment to the site.

Payment shall be made within [***] days after the presentation of the following documents:

A.	ALTD commercial invoice equivalent to [****] of PROPOSAL PRICE.
B.	Documentation of shipping confirmation

3.      PAYMENT UPON INSTALLATION

Upon installation, [****] of the total PROPOSAL PRICE [****] shall be paid by the CLIENT by wire transfer to ALTD at the completion of Installation.

Payment shall be made within [***] days after the presentation of the following documents:

A.	ALTD commercial invoice equivalent to [****] of PROPOSAL PRICE.

4.      PAYMENT UPON COMMISSIONING AND HAND OVER

At handover, [****] of the total Proposal Price [****] shall be paid by the CLIENT by wire transfer to ALTD after Commissioning and Hand Over.

Payment shall be made within [***] days after the presentation of the following documents:

A.	Completion certificate signed as a mark of acceptance by CLIENT’s nominated representative/Engineer.
B.	ALTD commercial invoice equivalent to [****] of PROPOSAL PRICE.
C.	User Manual and Warranty Information.

ATTACHMENT 3 - Schedule

Altitude International Altitude Chamber -

Miami Dolphins Training Facility – Davie, FL

Projected Schedule

A.

The projected schedule for the project is depicted on the below table. It should be noted that this schedule is predicated on starting on the identified Notice to Proceed date and timely approvals from permitting agencies and the client. The schedule is also driven by other products in the manufacturing pipeline at the time Notice to Proceed is given by the Client.

Projected Schedule

Info	Task Name	Duration	Start	Finish
1	Contract Execution and NTP	[****]	[****]	[****]
2	Procurement	[****]	[****]	[****]
3	Manufacturing	[****]	[****]	[****]
4	Civil Works	[****]	[****]	[****]
5	Installation	[****]	[****]	[****]
6	Commisioning and Hand Over	[****]	[****]	[****]

ATTACHMENT 4 – Warranty, Maintenance and Service

Altitude International Altitude Chamber -

Miami Dolphins Training Facility – Davie, FL

WARRANTY

[****]

MAINTENANCE / SERVICE SCHEDULE

●

Regular maintenance consists of the replacement of filters and fluids and general cleaning of the ALTD and compressors systems. The filters and fluids to be changed as part of the regular maintenance program include those identified on the Service Schedule attached as part of this Section.

●

Extended maintenance may include such items as the oxygen sensors and ASU membranes. These items will be addressed as factory replacement items and should not be attempted by the client. With respect to longevity, the solid-state oxygen sensors should be calibrated every 12 months and can be checked regularly with a hand held analyzer to ensure calibration is maintained. These sensors should be replaced once they cannot hold calibration properly. ASU filter membranes are rated with a lifetime of approximately 10 years. Should a membrane become restricted or are past their rated lifetime, they should be replaced immediately. The air compressor will need routine service as specified by the manufacturer.

●

For one year from the date of ACCEPTANCE, ALTD will service the ASU and Sensor Array with no labor cost to Client. After such time, the price for ALTD to servie ASU and Sensor Array would be [****] annually

Service Schedule

Altitude International Equipment

ASU (Air Separation Unit) –

1.

While there are no Owner serviceable parts within the ASU cabinet, the remnant oil capture tank within the ASU should be checked by the Owner every three months drained if necessary. This tank is pictured below.

[****]

2.

Every six months the condition of the filters (6) within the ASU should be checked by an Altitude International (ALTD) Service Representative. If a a change in system performance is noted byt the Owner, the ALTD Representative should be called.

Sensor Array

1.	Every six months the Sensor Array in the Chamber should be calibration checked by an ALTD Service Representative to deliver the most accurate simulated training environments.

Support Equipment

Air Compressor –

1.	The air compressor must be serviced in accordance with the manufacturer’s recommendations. See below for the air compressor related to your system.

[****]

Air Conditioning System –

1.	The air conditioning system must be serviced in accordance with the manufacturer’s recommendations.

RIDER

This Rider (“Rider”) is hereby incorporated into the agreement, and proposal for services entered into by and between Miami Dolphins, Ltd. (“Client”) and Altitude International Inc. (“ALTD”) dated March 21, 2019 (collectively, the “Agreement”). In the event there is any conflict or inconsistency between any term in this Rider and my term in the Agreement or any future document issued between the parties herein, the term in this Rider shall govern.

1.

Services. ALTD warrants full compliance with, all applicable laws, rules, regulations, ordinances and executive orders of any competent governmental authority covering the production, sale, delivery, and installation of all the products supplied hereunder including, without limitation, applicable building codes, the Americans with Disabilities Act, and the provisions of the Fair Labor Standards Act of 1938, as amended. By entering into this Agreement, the parties hereto specifically intend to comply with all applicable laws, rules and regulations as they may be amended from time to time. In the event that any part of this Agreement is determined to violate applicable federal, state or local laws, rules or regulations, the parties agree to negotiate in good faith revisions to the provision or provisions that are in violation.

2.

Right of Inspection and Defects. All materials delivered to Client are subject to Client’s rights of inspection and rejection, or Client may at its option retain all or some part of such materials. For the avoidance of doubt, the Altitude Chamber shall become the sole and exclusive property of Client upon delivery and acceptance after inspection. Any rejected materials may be returned within a reasonable time after thereof to ALTD and at ALTD’s expense, including storage, transportation and other charges and expenses paid by Client in connection therewith. All rejected materials shall be subject to ALTD’s risk and liability. No replacement of rejected materials may be made without Client’s prior written consent. ALTD shall refund to Client all monies paid to ALTD for rejected materials. Payment for nonconforming materials shall not constitute an acceptance thereof, limit or impair Client’s right to assert any legal or equitable remedy, or relieve ALTD’s responsibility for latent defects.

3.

Risk of Loss. The risk of loss or damage to products and equipment covered by this Agreement shall not pass from ALTD to Client until on or after the scheduled delivery date and after Client has inspected and accepted the materials at Client’s principal place of business.

4.

Pre-Approval of Additional Costs. For the avoidance of doubt, the purchase price of [****] (the “Purchase Price”) is the “all-in” consideration for the products and services rendered by ALTD herein, including all taxes, fees, and other charges. ALTD agrees that all expenses incurred by ALTD in rendering ALTD’s services hereunder shall be borne by ALTD without reimbursement from Client, unless otherwise approved in advance in writing by Client. Notwithstanding anything to the contrary in the Agreement, any such Client pre-approved reimbursable expenses shall be invoiced at cost. All additional costs and expenses relating in any way to the Agreement shall be subject to Client’s prior written approval, and shall be due and payable within thirty (30) days after receipt by the Client of a valid written invoice.

5.	Shipping and Delivery Expenses. Shipping of all products to and at Client’s principal place of business shall be the exclusive responsibility of ALTD at its sole expense.

6.

Affiliated Entities. Notwithstanding anything to the contrary in the Agreement, Client may grant, assign, and sublicense any and all of its rights and licenses to any of its affiliated entities (i.e., controlled by or under common control of Client).

7.

Use of Marks. In no event shall ALTD make any public announcements, issue any press announcements, publish any case studies, publicly list Client or its affiliates (including, without limitation, Hard Rock Stadium and/or the Miami Dolphins) as a client or take any other action identifying or publicizing ALTD’s provision of the services without the express prior consent of Client, which consent may be granted or withheld in Client’s sole discretion. ALTD shall not, by this Agreement, obtain any right to use the names, trademarks, logos, or other proprietary designations of Client or its affiliates (collectively the “Marks”), nor shall ALTD have the right to use, refer to, or incorporate in, marketing or other materials the Marks in any manner without the prior written approval of Client (which approval may be granted or withheld in Client’s sole discretion) in each instance.

8.

Indemnification. Notwithstanding anything to the contrary in the Agreement, limitation, or document, to the fullest extent permitted by law, (i) each party will indemnify the other, as well as each of the other’s foregoing’s respective officials, officers, directors, partners, members, managers, shareholders, agents, contractors and employees (collectively, “Indemnified Parties”) from and against any and all claims, losses, fines, expenses (including reasonable attorneys’ fees) or liabilities (collectively, “Claims”) of any kind to the extent arising from or in any way related to the indemnifying party’s negligent, fraudulent or willful acts or omissions, or a breach of any term, condition, covenant, duty, representations or warranty contained in the any applicable agreement, and (ii) ALTD shall indemnify Client for all reasonable costs relating to any Claim brought or threatened against Client alleging that any product, service or license (or any component thereof) provided by ALTD infringes a third party’s intellectual property rights. Notwithstanding the foregoing, neither party shall have an obligation to indemnify the other from and against any Claims resulting directly from such Indemnified party’s gross negligence or willful misconduct.

9.

Representations; Title. ALTD warrants al that equipment and services cover by the Agreement (i) conform to any specifications, drawings, samples or other descriptions furnished or approved by Client, (ii) are free and clear of liens, claims, and encumbrances, (iii) are merchantable and free from defect of title or materials or workmanship, and (iv) do not infringe of any patent or copyright. Title to the equipment and products purchased herein shall pass from ALTD to Client upon acceptance by Client.

10.

Delivery Delays. ALTD shall manufacture, furnish and deliver the fully-operational and commissioned Altitude Chamber to Client’s principal place of business, no later than [****] (“Delivery Date”). The Purchase Price shall be reduced by [****] for each one (1) week period beyond the Delivery Date by which delivery is delayed, provided, however, that such delay is not directly attributable to the negligence or misconduct of Client. If delivery is delayed for more than four 94) weeks beyond the Delivery Date, Client shall have the right to terminate this Agreement upon written notice and receive a refund of any amount previously paid to ALTD within thirty (30) days.

11.

Miscellaneous. (i) Time is of the essence in the performance of this Agreement; (ii) In conncetion with any action arising from or in connection with the enforcement of this Agreement, the prevailing party shall be entitled to an award of its expenses, including reasonable attorneys’ fees and disbursements, incurred or paid before and at trial or any other proceeding which may be instituted, at any tribunal level, and whether or not suit or any other proceeding is instituted.